UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2026

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 400
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2026, the Board of Directors (the “Board”) of Lyft, Inc. (the “Company”) appointed Ben Minicucci to serve as a member of the Board, effective immediately. He will serve as a Class II director with a term of office expiring at the Company’s 2027 Annual Meeting of Stockholders.

Mr. Minicucci has served as Chief Executive Officer of Alaska Air Group, Inc. (“Air Group”), a global airline, and its subsidiary Alaska Airlines, Inc. (“Alaska”) since 2021. He has served as President of Air Group since 2021 and served as President of Alaska from 2016 to June 2026. He served as Chief Operating Officer of Alaska from 2008 until 2019. Mr. Minicucci also served as Chief Executive Officer of Virgin America Inc. from 2016 to 2018. Prior to this, he held various executive positions at Alaska, including Executive Vice President of Operations, Vice President of Seattle Operations, and Staff Vice President of Maintenance and Engineering. Before joining Alaska, Mr. Minicucci held a variety of roles at Air Canada and served in the Canadian Armed Forces for 14 years prior to joining the private aviation sector. Mr. Minicucci has served as a member of the board of directors of Air Group since 2020. Mr. Minicucci served on the board of PG&E Corporation, an energy-based holding company from 2018 to 2019. Mr. Minicucci holds a B.S. and M.S. from the Royal Military College of Canada and graduated from the Advanced Management Program at Harvard Business School.

Mr. Minicucci was selected to serve on our Board because of his significant operating experience as a public company chief executive officer, transportation safety expertise, and experience driving business development, international operating expansion and mergers and acquisitions integration.

There are no arrangements or understandings between Mr. Minicucci and any other person pursuant to which Mr. Minicucci was appointed to serve on the Board. There are no family relationships between Mr. Minicucci and any other director or executive officer of the Company.

In July 2022, we entered into a partnership agreement (the “Partnership Agreement”) with Alaska. Pursuant to the Partnership Agreement, riders on the Lyft platform are able to earn Atmos Rewards miles on eligible rides. During the year ended December 31, 2025, we received an aggregate amount of $0.16 million from Alaska and paid an aggregate amount of $3.2 million to Alaska pursuant to the Partnership Agreement. Other than the Partnership Agreement, there have been no transactions in which the Company was a participant and Mr. Minicucci had a direct or indirect interest since the beginning of the last fiscal year, and none are currently proposed that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Minicucci will receive the standard compensation available to the Company’s non-employee directors, which is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 10, 2026. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with Mr. Minicucci, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-229996) filed with the SEC on March 1, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date:	July 27, 2026	/s/ Lindsay Llewellyn
Lindsay Llewellyn
Chief Legal Officer, Corporate Secretary